Exhibit 10.6
COLE CREDIT PROPERTY TRUST II, INC.
THIRD AMENDED AND RESTATED
DISTRIBUTION REINVESTMENT PLAN
Effective July 1, 2010
     Cole Credit Property Trust II, Inc., a Maryland corporation (the “Company”), has adopted this Third Amended and Restated Distribution Reinvestment Plan (the “Plan”), to be administered by the Company or an unaffiliated third party (the “Administrator”) as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.
     1. Election to Participate. Any holder of shares of common stock of the Company, par value $.01 per share (the “Shares”), and, subject to Section 8(b) herein, any participant in any previous or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by an affiliate of Cole REIT Advisors II, LLC, the Company’s advisor (an “Affiliated Program”), may become a Participant in the Plan by making a written election to participate in the Plan by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan generally are required to have the full amount of their cash distributions (other than “Excluded Distributions” as defined below) with respect to all Shares, or shares of stock or units of limited partnership interest of an Affiliated Program (collectively, “Securities”), owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Securities to be subject to participation in the Plan.
     2. Distribution Reinvestment. The Administrator will receive all cash distributions (other than Excluded Distributions) paid by the Company or an Affiliated Program with respect to Securities of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payment after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received on or prior to the last day of the period to which such Distribution relates. A holder of Securities will become a Participant in the Plan effective on the first day of the period following such election, and the election will apply to all Distributions attributable to such period and to all periods thereafter. As used in this Plan, the term “Excluded Distributions” shall mean those cash or other distributions designated as Excluded Distributions by the Company’s board of directors, or the board of directors or general partner of an Affiliated Program, as applicable.
     3. General Terms of Plan Investments.
          (a) The Administrator will invest Distributions in Shares at a price equal to the Estimated Share Value (as defined herein), as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Shares. For purposes of establishing the purchase price for Shares pursuant to the Plan, “Estimated Share Value” shall mean the most recently disclosed reasonable estimated value of the Shares as determined by the Company’s board of directors, including a majority of the independent directors. If the Company has sold property and has made one or more special distributions to stockholders of all or a portion of the net proceeds from such sales subsequent to the establishment of the Estimated Share Value, the purchase price for Shares will be reduced by the net sale proceeds per share distributed to investors prior to the investment date. The Company’s board of directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution. No advance notice of pricing pursuant to this Paragraph 3(a) shall be required, other than to the extent the issue is a material event, requiring the public filing of a Form 8-K.
          (b) The Administrator will invest Distributions in Shares that are registered with the Securities and Exchange Commission (the “Commission”) pursuant to an effective registration statement for Shares for use in the Plan (a “Registration Statement”).
          (c) Selling commissions will not be paid for the Shares purchased pursuant to the Plan.
          (d) Dealer manager fees will not be paid for the Shares purchased pursuant to the Plan.
          (e) For each Participant, the Administrator will maintain an account which shall reflect for each period for which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

          (f) Distributions shall be invested in Shares by the Administrator on the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be returned to the respective Participant.
          (g) Participants may acquire fractional Shares, computed to four decimal places, so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.
          (h) A Participant will not be able to acquire Shares under the Plan to the extent that such purchase would cause the Participant to exceed the ownership limits set forth in the Company’s charter, as amended, unless exempted by the Board.
     4. Absence of Liability. Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act hereunder.
     5. Suitability. Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition, as compared to information previously provided to the shareholder’s broker or financial advisors or inaccuracy of any representation under the subscription agreement for the Participant’s initial purchase of Securities. A material change shall include any anticipated or actual material decrease in net worth or annual gross income, or any other material change in circumstances that is likely to cause the Participant’s broker or financial advisor to determine that an investment in Shares is no longer suitable and appropriate for the Participant or that would cause the Participant to fail to meet the minimum suitability standards set forth in the Subscription Agreement signed by the Participant.
     6. Reports to Participants. Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per share purchase price for such Shares pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Section 5 hereof, the Participant is required to notify the Administrator in the event there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Securities becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.
     7. Taxes. Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Plan.
     8. Reinvestment in Subsequent Programs.
          (a) The Company may determine, in its sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Administrator and, if applicable, the Participant) invested through the Plan in any publicly offered Affiliated Program (a “Subsequent Program”). If the Company makes such an election, Participants may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:
          (i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;
          (ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;
          (iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;
          (iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and

          (v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.
          (b) The Company may determine, in its sole discretion, to cause the Administrator to allow one or more participants of an Affiliated Program to become a “Participant.” If the Company makes such an election, such Participants may invest distributions received from the Affiliated Program in Shares through this Plan, if the following conditions are satisfied:
          (i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Plan and such prospectus allows investment pursuant to the Plan;
          (ii) a registration statement covering the interests in the Plan has been declared effective under the Securities Act of 1933, as amended;
          (iii) the offering and sale of such interests are qualified or sale under the applicable state securities laws;
          (iv) the Participant executes the subscription agreement included with the prospectus for the Plan; and
          (v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Plan, the Participant’s broker or financial advisor determines that an investment in Shares is suitable and appropriate for the Participant.
     9. Termination.
          (a) A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator on or prior to the last day of the Distribution Period to which it relates.
          (b) A Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.
     10. State Regulatory Restrictions. The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan.
     11. Amendment or Termination by Company.
          (a) The terms and conditions of this Plan may be amended by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant, provided, however, the Company may not amend the Plan to (a) provide for selling commissions or dealer manager fees to be paid for shares purchased pursuant to this Plan or (b) revoke a Participant’s right to terminate or modify his participation in the Plan.
          (b) The Administrator may terminate a Participant’s individual participation in the Plan and the Company may terminate the Plan itself, at any time by providing ten (10) days’ prior notice to a Participant, or to all Participants, as the case may be.
          (c) After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.
     12. Participation by Limited Partners of Cole Operating Partnership II, LP. For purposes of this Plan, “stockholders” shall be deemed to include limited partners of Cole Operating Partnership II, LP (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and

“Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.
     13. Governing Law. This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.
     14. Notice. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Cole Credit Property Trust II Investor Services Department, 2575 East Camelback Road, Suite 500, Phoenix, Arizona 85016, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator or by filing such notice with the SEC as part of a current report to stockholders on Form 8-K. Each Participant shall notify the Administrator promptly in writing of any changes of address.